Exhibit 4.1

BRUNSWICK CORPORATION, as Issuer THE SUBSIDIARY GUARANTORS PARTIES HERETO
4.625% Senior Notes due 2021
__________________

INDENTURE
Dated as of May 13, 2013
__________________
U.S. BANK NATIONAL ASSOCIATION
as Trustee

TABLE OF CONTENTS

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-ii-

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SECTION 11.9.	Successors	84
SECTION 11.10.	Multiple Originals	84
SECTION 11.11.	Variable Provisions	84
SECTION 11.12.	Table of Contents; Headings	84
SECTION 11.13.	Force Majeure	84
SECTION 11.14.	U.S.A. Patriot Act	84
EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors

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INDENTURE, dated as of May 13, 2013 (this “Indenture”), among BRUNSWICK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”) and US BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).
Recitals Of The Company
The Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $150,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021, issued on the date hereof (the “Initial Notes”), (ii) if and when issued, an unlimited principal amount of additional notes having identical terms and conditions as the Initial Notes other than issue date, issue price and the first interest payment date (the “Additional Notes” and, together with the Initial Notes, the “Securities”), and (iii) the Subsidiary Guarantees.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE I
Definitions and Incorporation by Reference
SECTION 1.1.      Definitions.
“ABL Facility” means the Credit Agreement, dated as of March 21, 2011, among the Company, the subsidiary borrowers party thereto, the guarantors party thereto, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (or its successor in such capacity), and as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof in whole or in part (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Facility or one or more other credit or other agreements or indentures entered into from time to time).
“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above and (iii) any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
“Agent” means any Registrar, Paying Agent or Securities Custodian.
“Applicable Premium” means with respect to a Security on any Redemption Date, the greater of:
(1)     1.0% of the principal amount of such Security; and
(2)     the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Security on May 15, 2016 plus (ii) all required interest payments due on such Security through May 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Security, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations.” Rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges. In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“BAC Joint Venture” means Brunswick Acceptance Company, LLC, a joint venture company (a majority of the equity interests of which is owned on the Issue Date by General Electric Commercial Finance or one of its Subsidiaries and the remainder thereof by the Company and/or any Subsidiary of the Company). The BAC Joint Venture existing on the Issue Date may be replaced by a joint venture between the Company or one of its Subsidiaries and a financing party without the consent of the Holders if the terms of such joint venture and the related agreements and arrangements shall not materially adversely affect the Company’s or any Subsidiary Guarantor’s ability to make anticipated principal or interest payments on the Securities or Subsidiary Guarantees, as the case may be (as determined in Good Faith by the Company). In such event, then “BAC Joint Venture” shall mean such replacement joint venture from and after its inception and the term “BAC Joint Venture Obligations” shall have a correlative meaning in respect of the contractual obligations of such replacement joint venture.

“BAC Joint Venture Obligations” means any and all agreements, undertakings, arrangements and other obligations of the Company and its Restricted Subsidiaries to make loans or advances, or guarantee the obligations of or purchase or otherwise acquire any Capital Stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, the BAC Joint Venture.
“Board of Directors” means:
(1)     with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;
(2)     with respect to a partnership, the Board of Directors of the general partner of the partnership; and
(3)     with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or regulation to close.
“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person but in each case excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Change of Control” means:
(1)    any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);
(2)    the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
(3)    the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
“Change of Control Triggering Event” means the Securities are rated below Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change. Unless at least one Rating Agency is providing a rating for the Securities at the commencement of any Trigger Period, the Securities will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.
“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Brunswick Corporation until a successor replaces it and, thereafter, means such successor.
“Consolidated Current Liabilities” means the aggregate of the Company’s and its Restricted Subsidiaries’ current liabilities appearing on the Company’s and its Restricted Subsidiaries’ most recent available consolidated balance sheet, all in accordance with GAAP, but excluding any of the Company’s and its Restricted Subsidiaries’ obligations under a revolving credit agreement or other similar agreement if the obligation under such agreement matures by its terms within twelve months from the date of such agreement (which exclusion shall not apply to obligations that may be renewed, extended, reborrowed or refunded at the Company’s or any of its Restricted Subsidiaries’ option for a term in excess of twelve months from the date of determination).
“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.
“Consolidated Tangible Assets” means the aggregate of all of the Company’s and its Restricted Subsidiaries’ assets (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP but excluding the value of assets or Investments in any of the Unrestricted Subsidiaries) appearing on the Company’s and its Restricted Subsidiaries’ most recent available consolidated balance sheet at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-up resulting from reappraisals of assets or of other Investments after the Issue Date (other than a write-up of any assets constituting part of the assets and business of another Person made in connection with the acquisition, direct or indirect, of the assets and business of such other Person), except as permitted in accordance with GAAP, (b) treasury stock and (c) patent and trademark rights, goodwill, unamortized discounts and expenses and any other intangible items, all determined in accordance with GAAP.
“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at 190 South LaSalle Street, 10th Floor, MK-IL-SLTR, Chicago, IL 60603, Attention: Corporate Trust Services, and for purposes of Section 2.3 and Section 3.7 such office shall also mean the office or agency of the Trustee located at 100 Wall Street, New York, New York 10005, Attn: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate trust office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).
“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Customer Finance Program Obligations” means inventory repurchase and recourse obligations, including any obligation of the Company or any Restricted Subsidiary to repurchase products of the Company and its Restricted Subsidiaries or to purchase or repurchase receivables created in connection with the sale of products or related services of the Company and its Restricted Subsidiaries under any customer finance program, in each case incurred in the ordinary course of business and as described in the Company’s annual audited financial statements.
“Debt Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders or lenders or another trustee, administrative agent or agent or other holders or lenders and whether provided under this Indenture, the ABL Facility or any other credit agreement or other agreement or indenture).
“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
“Defaulted Interest” shall have the meaning set forth in Section 2.13.
“Depositary” means DTC, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or (3) is redeemable at the option of the holder of Capital Stock, in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Change of Control Triggering Event (defined, in each case, in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock

(and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 3.5.
“DTC” means the Depository Trust Company, a New York corporation.
“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia, and any Restricted Subsidiary of such Restricted Subsidiary.
“Funded Debt” means, with respect to any Person, any Indebtedness created, issued, Incurred, assumed or Guaranteed by such Person, whether secured or unsecured, maturing more than one year after the date of determination or which may by its terms be reborrowed, refunded, renewed or extended to a time more than twelve months after the date of determination.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in such computations.
“Good Faith by the Company” means the decision in good faith by a responsible financial officer of the Company; provided that (a) if such decision involves a determination of fair market value in excess of $5.0 million, the decision is made in good faith by the Senior Management of the Company and (b) if such decision involves a determination of fair market value in excess of $50.0 million, the decision is made in good faith by the Board of Directors of Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other nonfinancial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, (b) Customer Finance Program Obligations or (c) the BAC Joint Venture Obligations. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)    the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
(2)    the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of Incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;
(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
(5)    Capitalized Lease Obligations and all Attributable Debt of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);
(6)    the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);
(7)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
(8)    the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);
(9)    to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and
(10)    to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.
The term “Indebtedness” shall not include Customer Finance Program Obligations.
“Interest Payment Date” means May 15 and November 15 of each year to stated maturity beginning November 15, 2013.
“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following shall be deemed to be an Investment:
(1)    Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;
(2)    endorsements of negotiable instruments and documents in the ordinary course of business; and
(3)    an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard &

Poor’s Ratings Group, Inc. (or, in the case of a Substitute Rating Agency, the equivalent rating level of such Substitute Rating Agency), in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade rating.
“Issue Date” means May 13, 2013.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Material Debt Facility” means commitments or Indebtedness under any Debt Facility of the Company or any Subsidiary Guarantor (or, during a Suspension Period, any Restricted Subsidiary of the Company (other than a Foreign Subsidiary)) in an aggregate principal amount equal to or greater than $50.0 million.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Non-Recourse Debt” means Indebtedness of a Person:
(1)as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
(2)no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Non-U.S. Person” means any person that is not a “U.S. person” under Regulation S under the Securities Act.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or a Subsidiary Guarantor or other counsel who is reasonably acceptable to the Trustee.
“Permitted Liens” means, with respect to any Person:
(1)Liens securing Indebtedness and other obligations Incurred under Debt Facilities in an aggregate principal amount not to exceed $300.0 million and related Hedging Obligations and banking services management obligations;
(2)Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased; provided that, in the case of this clause (2):
(a)    the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved; and
(b)    such Liens are created prior to, at the time of or within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(3)Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(4)Liens on property or shares of Capital Stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other

Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
(5)Liens on the property of the Company or any of its Restricted Subsidiaries in favor or at the request of the United States of America or any state of the United States, or any department, agency or instrumentality or political subdivision of the United States of America or any state of the United States (including Liens to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit the Company or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any tender, bid, contract, regulation or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;
(6)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;
(7)Liens existing on the Issue Date (other than Liens Incurred pursuant to clause (1) of this definition);
(8)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien permitted by clauses (2) through (7) of this definition; provided, however, that the principal amount of Indebtedness secured by any such Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the Lien so extended, renewed or replaced and additions or improvements to such property;
(9)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;
(10)Liens for taxes or assessments or governmental charges or levies on property owned by the Company or any of its Restricted Subsidiaries, if such taxes, assessments (including penalties), governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith;
(11)pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(12)Liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith;

(13)Liens under industrial revenue, municipal, economic development or similar tax-advantaged financings (including bonds and loan agreements);
(14)Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
(15)any interest or title of a lessor under any operating lease;
(16)any Lien on the Capital Stock of any Receivables Entity and Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;
(17)Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred by Foreign Subsidiaries; and
(18)in addition to Liens (and related Indebtedness) permitted under clauses (1) through (17) of this definition, Liens securing Indebtedness in an aggregate principal amount at any one time outstanding not to exceed 15.0% of Consolidated Net Tangible Assets (measured, for purposes of this clause (18), solely at the time of the Incurrence of the Indebtedness secured by such a Lien).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.
“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Principal Property” means (i) the following: the Boat Group manufacturing facilities at 100 Sea Ray Drive, Palm Coast, FL, 100 Sea Ray Blvd, Palm Coast, FL, 100 Sea Ray Blvd (Tellico Lake), Vonore, TN and 100 Whaler Way, Edgewater, FL; the Fitness segment manufacturing facility located at 10601 W. Belmont, Franklin Park, IL; and the Marine Engine manufacturing facilities located at 1939—6250 Pioneer Rd, Fond Du Lac, WI, 660 S. Hickory St, Fond Du Lac, WI, 600 W Pioneer Rd, Fond Du Lac, WI, N7480 County Road UU, Fond Du Lac, WI, 660 S. Hickory St, Fond Du Lac, WI and 560 W Pioneer Rd, Fond Du Lac, WI, unless and until the Board of Directors determines that any such property no longer qualifies as a “Principal Property” as determined pursuant to clause (ii) of this definition and (ii) any of the Company’s and its Restricted Subsidiaries’ manufacturing plants or other facilities located in the United States of America, whether now owned or hereafter acquired, which, in the opinion of the Board of Directors of the Company, is of material importance to the business conducted by the Company and its Restricted Subsidiaries as a whole.
“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving Receivables.
“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company to be a Substitute Rating Agency.
“Receivables” means all indebtedness and other obligations owed to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument, document or general intangible, arising in connection with the sale of goods or the rendering of services in connection therewith by, or the payment of money to, the Company or such Subsidiary.
“Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) that engages in no activities other than in connection with the financing of Receivables and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:
(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.
“Record Date” for the interest and Defaulted Interest, if any, payable on any applicable Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Restricted Period” means, in relation to the Initial Notes that are Regulation S Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date and, in relation to any Additional Notes that are Regulation S Notes that are Restricted Securities, it means the comparable period of 40 consecutive days.
“Restricted Securities Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(d) or the Regulation S Legend set forth in clause (B) of Section 2.1(d), as applicable.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Sale and Leaseback Transaction” means the sale or transfer (except to the Company or one or more Restricted Subsidiaries of the Company) of any Principal Property owned or leased by the Company or any Restricted Subsidiary of the Company on a date which is more than 120 days after the later of (a) the date of acquisition of such Principal Property or (b) the date on which construction of such Principal Property shall have been completed and full operation of such Principal Property shall have commenced, with the intention of leasing back such Principal Property (except a lease for a term of no more than three years entered into with the intent that the use by the Company or such Restricted Subsidiary of such Principal Property will be discontinued on or before the expiration of the three-year term).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization of accounts receivables transactions.
“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Securities pursuant to its terms.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.
“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.
“Substitute Rating Agency” means, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognizable statistical Rating Agency or agencies, as the case may be, selected by the Company which shall be substituted for Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or both, as the case may be.
“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2016; provided, however, that if the period from the Redemption Date to May 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, who shall have direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York.
“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(1)    such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(2)    all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt;
(3)    such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
(4)    such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
(a)    to subscribe for additional Capital Stock of such Person; or
(b)    to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(5)    on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable of such Person.
“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
SECTION 1.2.      Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Agent Members”	2.1(e)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	3.5(b)
“Change of Control Payment”	3.5(b)(i)
“Change of Control Payment Date”	3.5(b)(ii)
“Company Order”	2.2
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
“Definitive Securities”	2.1(f)
“Depository Legend”	2.1(d)
“ERISA Legend”	2.1(d)

“Event of Default”	6.1
“Global Securities”	2.1(b)
“Guarantor Obligations”	10.1
“IAIs”	2.1(b)
“Initial Notes”	Recitals
“Institutional Accredited Investor Global Note”	2.1(b)
“Institutional Accredited Investor Notes”	2.1(b)
“legal defeasance option”	8.1(b)
“Note Register”	2.3
“Notice of Default”	6.1(d)
“OID Legend”	2.1(d)
“Paying Agent”	2.3
“Private Placement Legend”	2.1(d)
“Redemption Date”	5.1(b)
“Registrar”	2.3
“Regulation S”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Legend”	2.1(d)
“Regulation S Notes”	2.1(b)
“Reinstatement Date”	3.6(c)
“Resale Restriction Termination Date”	2.6(a)
“Restricted Global Note”	2.6(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(b)
“Securities”	Recitals
“Special Interest Payment Date”	2.13(a)
“Special Record Date”	2.13(a)
“Successor Company”	4.1(a)
“Successor Guarantor”	4.2(a)
“Suspension Period”	3.6(c)
“Trigger Period”	1.1
“Unrestricted Global Note”	2.6(e)

SECTION 1.3.        Rules of Construction. Unless the context otherwise requires:
(a)      a term has the meaning assigned to it;
(b)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)      “or” is not exclusive;

(d)      “including” means including without limitation;
(e)      words in the singular include the plural and words in the plural include the singular;
(f)      unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)      references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)      unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(i)      the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
ARTICLE II

The Securities

SECTION 2.1.      Form, Dating and Terms.
(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof shall be in an aggregate principal amount of $150,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes in the form of Exhibit A hereto (together with such changes thereto as the Company and the Trustee may agree to reflect Additional Notes issued in a registered offering under the Securities Act, or that such Securities are Additional Notes). Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, 5.4 or 5.8 in connection with a Change of Control Offer pursuant to Section 3.5.
Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing.
The Initial Notes shall be known and designated as “4.625% Senior Notes due 2021” of the Company. Additional Notes shall be known and designated as “4.625% Senior Notes due 2021” of the Company.
With respect to any Additional Notes, the Company shall set forth in (a) a Board Resolution and (b)(i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(i)      the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(ii)      the issue price and the issue date of such Additional Notes.
In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 11.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.
The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
(b)      The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 8, 2013, among the Company, the Subsidiary Guarantors, J.P. Morgan Securities LLC and the other initial purchasers named therein. The Initial Notes and any Additional Notes shall be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. Such Initial Notes and Additional Notes may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase or other agreements in accordance with applicable law.
Initial Notes and Additional Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Securities Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Initial Notes and any Additional Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Regulation S Global Note”). The Regulation S Global

Note shall be deposited upon issuance with the Securities Custodian for the Depositary in the manner described in this Article II for credit by the Securities Custodian to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. During the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in the Depositary) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.
Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system. Euroclear and Clearstream shall hold such interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, shall hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Initial Notes and any Additional Notes resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
The Rule 144A Global Note, the Regulation S Global Note, and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Securities.”
The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the

United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $5,000,000 aggregate principal amount of Securities represented by Definitive Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company and the Trustee shall approve the form of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
(c)      Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
(d)      Restrictive Legends. (A) Each Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
(B)  each Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(C) The Global Securities, whether or not an Initial Note, shall bear the following legend (the “Depository Legend”) on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(D) Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend (the “OID Legend”) in substantially the following form:
“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, BRUNSWICK CORPORATION, 1 N. FIELD CT., LAKE FOREST, ILLINOIS, 60045-4811, TELEPHONE NUMBER (847) 735-4700.”
(E) Each Security shall bear the following legend (the “ERISA Legend”):
“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
(e)      Book-Entry Provisions.
(i)      This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.
(ii)      Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(d).
(iii)      Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.
(iv)      The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(v)      In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.
(vi)      In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
(vii)      Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
(f)      Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain definitive securities (“Definitive Securities”) in exchange for their beneficial interests in a Global

Security upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.
(g)      Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(v) or (vi) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).
(h)      In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.
SECTION 2.2.      Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.
At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $150,000,000 and (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”) and, in the case of clause (2), delivery of an Opinion of Counsel. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Additional Notes.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
In case the Company or any Subsidiary Guarantor, pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
SECTION 2.3.      Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, which at the Issue Date is the Corporate Trust Office. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.
The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying

Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
The Company shall be responsible for making calculations called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Securities. The Company will make the calculations in good faith. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.
SECTION 2.4.      Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
SECTION 2.5.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date or Special Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.6.      Transfer and Exchange.
(a)      The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)      a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)      a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and
(iii)      a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.
(b)      The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:
(i)      a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)      a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)      a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.
After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8 or any additional certification.
(c)      Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Securities Legend.
(d)      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(e)      Exchange from Global Note Bearing Restricted Securities Legend to Global Note Not Bearing Restricted Securities Legend. To the extent permitted by law after the six-month anniversary of the Issue Date and upon compliance with the following procedures and applicable Depositary procedures, beneficial interests in a Global Note bearing the Restricted Securities Legend (a “Restricted Global Note”) may, at the Company’s sole discretion, be exchanged for beneficial interests in a Global Note not bearing the Restricted Securities Legend (an “Unrestricted Global Note”). In order to effect such exchange, the Company shall provide written notice to the Trustee, together with notices to be delivered to DTC or to the Holders (if any), instructing the Trustee to (1) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (2) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests shall be exchanged. As a condition to any such exchange pursuant to this Section 2.6(e), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel, including certification from Holders that they are not Affiliates of the Company and have not knowingly acquired their beneficial interests in the Restricted Global Note from any Affiliate of the Company. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.6(e) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
(f)      Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 in accordance with its customary document retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
(g)      Obligations with Respect to Transfers and Exchanges of Securities.
(i)      To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.
(ii)      No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.5 or 9.4).
(iii)      The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date or Special Interest Payment Date and ending on such Interest Payment Date or Special Interest Payment Date.
(iv)      Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)      All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(h)      No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities, or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)      Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Company agrees to give notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.
SECTION 2.7.      Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.
[Date]
Brunswick Corporation
c/o U.S. Bank National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT

Dear Sirs:

This certificate is delivered to request a transfer of $         principal amount of the 4.625% Senior Notes due 2021 (the “Notes”) of Brunswick Corporation (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act (the “Securities Act”), (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the

Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.
TRANSFEREE:_____________________

BY______________________________

SECTION 2.8.      Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.
[Date]
Brunswick Corporation
c/o U.S. Bank National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT

Re:	Brunswick Corporation 4.625% Senior Notes due 2021 (the “Securities”)
Ladies and Gentlemen:
In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a)      the offer of the Securities was not made to a person in the United States;
(b)      either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)      no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and
(d)      the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.
We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Company.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]
By:____________________________ Authorized Signature

SECTION 2.9.      Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 2.9, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
Every new Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.10.      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security except that the Company or an Affiliate of the Company shall not obtain voting rights with respect to such Security.
If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.11.      Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.
SECTION 2.12.      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon request. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. The Trustee shall dispose of canceled Securities in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act).
At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the Global Security and on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
SECTION 2.13.      Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.
Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) or Special Interest Payment Date would otherwise be a day that is not a Business Day, then the interest payment shall be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day). If the maturity date of the Securities is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest shall be payable as a result of such delay in payment.
Subject to the foregoing provisions of this Section 2.13, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.14.      Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.15.      CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Security or notice to Holders. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. The Trustee may use “CUSIP” and “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.
ARTICLE III

Covenants
SECTION 3.1.      Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal at the rate specified therefor in the Securities.
Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 3.2.      SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Company shall provide to the Trustee and the registered Holders of the Securities, within 15 days of the time periods specified in the relevant forms:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 3.2; provided, however, that the Company shall (upon request) provide one copy of the exhibits of the foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Holder or prospective Holder.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the first paragraph of this Section 3.2 shall include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section.
In addition, the Company and the Subsidiary Guarantors shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. For purposes of this Section 3.2, the Company and the Subsidiary Guarantors shall be deemed to have furnished the reports to the Trustee and the Holders of Securities as required by this Section 3.2 if (i) it has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available or (ii) it has posted such reports on its website.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC or posts on any website, regardless of whether such filings are periodic, supplemental or otherwise.
SECTION 3.3.      Limitation on Liens.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any Principal Property or any Capital Stock or Indebtedness of any of its Restricted Subsidiaries, which Lien secures obligations under any existing or future Indebtedness, whether such Principal Property or Capital Stock or Indebtedness of any of its Restricted Subsidiaries is owned or outstanding on the Issue Date or acquired or issued after that date, unless contemporaneously with the Incurrence of such a Lien:

(1)
in the case of any Lien securing Subordinated Obligations or Guarantor Subordinated Obligations, the Securities and related Subsidiary Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)
in all other cases, the Securities and related Subsidiary Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this Section 3.3 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.
SECTION 3.4.      Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into a Sale and Leaseback Transaction unless either (1) the Company or such Restricted Subsidiary would be permitted, pursuant to Section 3.3, to incur Liens securing Indebtedness in an amount equal to the Attributable Debt of such Sale and Leaseback Transaction without equally and ratably securing the Securities, or (2) the Company or such Restricted Subsidiary, within 120 days of entering into such Sale and Leaseback Transaction, applies an amount (which amount shall equal the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (b) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of the Company) to the retirement (other than any mandatory retirement) of Funded Debt, which Funded Debt does not constitute a Subordinated Obligation or a Guarantor Subordinated Obligation.
SECTION 3.5.      Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date).
(b)      Within 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, the Company shall mail (or, with respect to Global Securities, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice (the “Change of Control Offer”) to each Holder at the address appearing in the security register, with a copy to the Trustee, stating:
(i)    that a Change of Control Offer is being made and such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date or Special Interest Payment Date) (the “Change of Control Payment”);
(ii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent) (the “Change of Control Payment Date”); and
(iii)    the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.
(c)      On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)    accept for payment all Securities or portions of Securities (equal to $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;
(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and
(iii)    deliver or cause to be delivered to the Trustee the Securities so accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
(d)      The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $2,000 or larger integral multiples of $1,000.
(e)      If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.
(f)      The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(g)      The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Article V of this Indenture, unless and until there has been a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(h)      The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section 3.5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
SECTION 3.6.      Future Subsidiary Guarantors.
(a)      The Company shall promptly notify the Trustee and cause each Restricted Subsidiary that, on the Issue Date or any time thereafter, Guarantees any Indebtedness of the Company or any Subsidiary Guarantor under the ABL Facility or any other Material Debt Facility to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B to this Indenture, pursuant to which such Restricted Subsidiary shall become a party to this Indenture as a Subsidiary Guarantor.
(b)      The obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the ABL Facility or any Material Debt Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
(c)      Following the first day (a) the Securities are rated Investment Grade by both of the Rating Agencies, and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of this Section 3.6. If at any time (x)(i) the Securities’ credit rating is downgraded from an Investment Grade rating by any Rating Agency and (ii) the ABL Facility or any Material Debt Facility is Guaranteed by a Restricted Subsidiary of the Company or (y) if a Default or Event of Default occurs and is continuing, then this Section 3.6 will thereafter be reinstated as if this Section 3.6 had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any assessment to determine compliance with the terms of this Indenture), unless and until the Securities subsequently attain an Investment Grade rating from both Rating Agencies and no Default or Event of Default is in existence (in which event this Section 3.6 shall no longer be in effect for such time that the Securities are rated Investment Grade by both Rating Agencies and no

Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Securities or the Subsidiary Guarantees with respect to this Section 3.6 based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if this Section 3.6 had remained in effect during such period. The period of time between the date of suspension of this Section 3.6 and the Reinstatement Date is referred to as the “Suspension Period.” The Company shall provide an Officers’ Certificate to the Trustee indicating the occurrence of any Suspension Period or Reinstatement Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Period or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder upon request.
(d)       Each Subsidiary Guarantee shall also be released in accordance with Article X subject, in each case, to the other provisions of this Indenture.
SECTION 3.7.      Maintenance of Office or Agency. The Company shall maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust agency of the Trustee, which initially shall be located at the Corporate Trust Office, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
SECTION 3.8.      Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure to so act.
Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure to so act.
The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.8, that such Paying Agent shall:
(a)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(b)    give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and
(c)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable,

The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining shall be repaid to the Company.
SECTION 3.9.      Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if it shall be determined (in Good Faith by the Company) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.
SECTION 3.10.      Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary, except such as are being contested in good faith by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
SECTION 3.11.      Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate (that need not comply with Section 11.3) stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the then current fiscal year be changed to end on any date other than on the date as herein defined.
SECTION 3.12.      Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 3.13.      Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after the knowledge thereof, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (ix) or (x), which shall include their status and what action the Company is taking or proposing to take in respect thereof.

ARTICLE IV

Successor Company and Successor Guarantor
SECTION 4.1.      When Company May Merge or Otherwise Dispose of Assets. The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:
(i)      if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States;
(ii)      the Successor Company (if other than the Company) assumes pursuant to a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
(iii)      immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(iv)      each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by the terms of such supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities; and
(v)      the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture is its legal, valid and binding obligation.
(b)          Notwithstanding Section 4.1(a)(iii):
(i)      any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company or a Subsidiary Guarantor, and
(ii)      the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding clause (v).
SECTION 4.2.      When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets. In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor), unless: if such entity remains a Subsidiary Guarantor, (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory of the United States; (B) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture; (C) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (D) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture is its legal, valid and binding obligation.
(b)      Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia.
SECTION 4.3.      Release from Obligations.
The Company and a Subsidiary Guarantor, as the case may be, shall be released from its obligations under this Indenture and the Successor Company and the Successor Guarantor, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee. The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.
SECTION 4.4.      Disposition of Subsidiary Properties and Assets.

For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
ARTICLE V

Redemption of Securities
SECTION 5.1.      Optional Redemption. (a)    Except pursuant to clauses (b) and (c) of this Section 5.1, the Securities shall not be redeemable at the Company’s option prior to May 15, 2016.

(b)    At any time prior to May 15, 2016, upon not less than 30 nor more than 60 days’ prior written notice, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date.

(c)    Prior to May 15, 2016, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 104.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date); provided that:

(i)      at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and
(ii)      the redemption occurs within 90 days after the closing of such Equity Offering.
(d)    On and after May 15, 2016, the Company may redeem the Securities, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ prior written notice as provided for in Section 5.5, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of Securities of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date) if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2016	103.469%
2017	102.313%
2018	101.156%
2019 and thereafter	100.000%

SECTION 5.2.      Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.
SECTION 5.3.      Election to Redeem; Notice to Trustee. If the Company elects to redeem Securities pursuant to Section 5.1, the Company shall furnish to the Trustee, on the date the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.5 but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Security and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Securities to be redeemed, (d) the redemption price (or manner of calculation if not then known), (e) that such election has been duly authorized by all requisite corporate action on the part of the Company, (f) any applicable conditions precedent, and (g) that such notice complies with any applicable covenants or conditions precedent set forth in this Indenture. Any redemption may be cancelled by the Company upon written notice to the Trustee at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as set forth herein, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. The Company shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.
SECTION 5.4.      Selection by Trustee of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, subject to applicable DTC procedures with respect to Global Securities, although no Security of $2,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
SECTION 5.5.      Notice of Redemption. Notice of redemption shall be given by the Company in the manner provided for in Section 11.1 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided that with respect to Global Securities, to the extent permitted or required by applicable DTC procedures or regulations, such notice may be sent electronically. At the Company’s written request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 5 Business Days before the notice of redemption is required to be mailed or sent or caused to be mailed or sent to Holders (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items; provided, further, that redemption notices may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII.
All notices of redemption shall state:
(a)      the Redemption Date;
(b)      the redemption price (or manner of calculation if not then known) and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any;
(c)      if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
(d)      in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;
(e)      that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) shall become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) shall cease to accrue on and after said date;
(f)      the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any;
(g)      the name and address of the Paying Agent;

(h)      that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(i)      the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities;
(j)      the paragraph or subparagraph of the Securities pursuant to which the Securities are to be redeemed; and
(k)      any conditions precedent described in reasonable detail.
Notice of any redemption may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the proposed Redemption Date if the Company delivers an Officers’ Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Trustee shall promptly provide a copy of such Officers’ Certificate to the Holders in the same manner in which the notice of redemption was given.
SECTION 5.6.      Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 5.7.      Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), subject to the failure of one or more conditions precedent, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date).
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.
If the optional Redemption Date is on or after a record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders whose Securities shall be subject to redemption by the Company.
SECTION 5.8.      Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.7 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate (or transfer by book entry) and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Security.
SECTION 5.9.      Company May Acquire Securities.  Notwithstanding anything to the contrary contained in this Indenture, the Company or its Affiliates (or any Person acting on behalf of the Company or its Affiliates) may at any time and from time to time acquire the Securities by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate applicable securities laws.
ARTICLE VI

Defaults and Remedies
SECTION 6.1.      Events of Default.
(a)    Each of the following is an event of default (an "Event of Default"):
(i)      default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
(ii)      default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(iii)      the Company or any Subsidiary Guarantor fails to comply with its obligations under Article IV;
(iv)      the Company or any Subsidiary Guarantor fails to comply for 30 days after notice as provided below with (a) any of its obligations under Section 3.2, 3.3, 3.4,

3.5 and 3.6 (in each case, other than a failure to repurchase Securities that shall constitute an Event of Default under Section 6.1(a)(ii) and other than a failure to comply with Article IV which failure shall constitute an Event of Default under Section 6.1(a)(iii));
(v)      the Company or any Subsidiary Guarantor fails to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or under the Securities;
(vi)      the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:
(a)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at its Stated Maturity or due date (after giving effect to any applicable grace periods) (“payment default”); or
(b)    results in the acceleration by the holders of such Indebtedness prior to its stated final, maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
(vii)      the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):
(A)commences a voluntary case or proceeding with respect to itself;
(B)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(C)consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property; or
(D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(viii)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;
(B)     appoints a Custodian of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or
(C)     orders the winding up or liquidation of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;
(ix)      failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $50.0 million (net of any amount that is covered by insurance issued by a reputable and creditworthy insurance company (as determined in the Good Faith by the Company) that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final; or
(x)      any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and the Company fails to cause the applicable Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clauses (iv) or (v) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company (and the Trustee if given by Holders) of the Default and the Company does not cure such Default within the time specified in clauses (iv) or (v) of this Section 6.1(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
SECTION 6.2.      Acceleration. If an Event of Default (other than an Event of Default described in Section 6.1(a) (vii) or (viii)) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default may, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee may, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.
In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.1(a)(vi) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described Section 6.1(a)(vii) or (viii) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.3.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Subsidiary Guarantees.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4.      Waiver of Past Defaults. The Holders of a majority in principal amount outstanding (including without limitation, by consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, premium or interest on a Security) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (3) all amounts owing to the Trustee pursuant to this Indenture have been paid. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
SECTION 6.5.      Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Securities or the Subsidiary Guarantees, or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that might be caused by taking or not taking such action.
SECTION 6.6.      Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
(i)      the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(ii)      the Holders of at least 25% in outstanding principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;
(iii)      such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(iv)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)      the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60 day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8.      Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.
SECTION 6.9.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.      Priorities. After an Event of Default, any money or property distributable in respect of the Company’s or any Subsidiary Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article VI, shall be paid out or distributed in the following order:
(1)    to the Trustee and any predecessor Trustee and its agents and attorneys for amounts due under Section 7.6, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)    to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and
(3)    to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 11.1.
SECTION 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE VII
Trustee
SECTION 7.1.      Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Securities or the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense it might incur in connection with such request or direction.
(b)      Except during the continuance of an Event of Default:
(i)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities or the Subsidiary Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities or the Subsidiary Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)      this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(e)      Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)      No provision of this Indenture, the Securities or the Subsidiary Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(g)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(h)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
SECTION 7.2.      Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion,

notice, request, direction, consent, order, bond or any other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.
(b)      Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
(c)      The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)      The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)      The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities or the Subsidiary Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Securities or the Subsidiary Guarantees in good faith and in accordance with the advice or opinion of such counsel.
(f)      The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document, or inquire as to the performance by the Company or the Subsidiary Guarantors of any of their covenants in this Indenture; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)      The Trustee shall not be deemed to have knowledge of any Default or Event of Default except during (i) any period it is serving as Registrar and Paying Agent for the Securities, any Event of Default occurring pursuant to Section 6.1(a)(i) and 6.1(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (A) received written notification from the Company or from the Holders of at least 25% of the aggregate principal amount of the Securities at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or (B) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.
(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)      The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.
(j)      The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)      Any request, demand, notice, or direction of the Company shall be sufficiently evidenced by an Officers' Certificate or by a Company Order, or signed by a Company Officer, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
SECTION 7.3.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act of 1939, as amended) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign. The Trustee shall not be responsible for any statement or recital herein or any statement in the Securities or in the Company’s Offering Memorandum dated May 8, 2013 or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication, and shall not be responsible for any rating on the Securities or any action or omission of any Rating Agency.
SECTION 7.4.      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.
SECTION 7.5.      Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the required repurchase provisions of such Security, if any), the Trustee may withhold the notice of the Default or Event of Default if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.6.      Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, damages, claims, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or the administration of this trust and the performance of its duties or exercise of its rights and powers hereunder and under the Securities or the Subsidiary Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Securities and the Subsidiary Guarantees and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 7.1(c) hereof.
To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company.
The Company’s payment obligations pursuant to this Section 7.6 and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for the purposes of this Section 7.6 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, bad faith, or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 7.7.      Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)      the Trustee fails to comply with Section 7.9;
(ii)      the Trustee is adjudged bankrupt or insolvent;
(iii)      a receiver or other public officer takes charge of the Trustee or its property; or
(iv)      the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s and Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
SECTION 7.8.      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.9.      Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.
SECTION 7.10.      Limitation on Duty of Trustee.
The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Securities or the Subsidiary Guarantees by the Company, the Subsidiary Guarantors or any other Person.
ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1.      Discharge of Liability on Securities; Defeasance. (a) When (i) (x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable whether at maturity or upon redemption pursuant to Article V hereof, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable to the Trustee under this Indenture; and (iv) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.
(b)      Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may terminate (i) all the obligations of the Company and any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) the obligations of the Company and any Subsidiary Guarantor under Sections 3.2, 3.3, 3.4, 3.5, and 3.6 and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iv) (only with respect to such covenants), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), Section 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(ix) and 6.1(x) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate.
If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(a)(iv), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (but only with respect to a Significant Subsidiary), 6.1(a)(viii) (but only with respect to a Significant Subsidiary), 6.1(a)(ix) or 6.1(a)(x).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)      Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2.      Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)      the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular Redemption Date;
(ii)      in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(iii)      in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(iv)      such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
(v)      no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);
(vi)      the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of Title 11 of the United States Code;

(vii)      the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii)      the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.
SECTION 8.3.      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
SECTION 8.4.      Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.5.      Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.6.      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX

Amendments

SECTION 9.1.      Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may supplement or amend this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Holder to:
(i)      cure any ambiguity, omission, defect or inconsistency;
(ii)      comply with (i) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture and the Securities and (ii) Article IV and Article X in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture;
(iii)      provide for uncertificated Securities in addition to or in place of certificated Securities (provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);
(iv)      add Guarantees with respect to the Securities or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;
(v)      secure the Securities or any Subsidiary Guarantees;
(vi)      add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;
(vii)      make any change that does not adversely affect the rights of the Holders in any material respect;
(viii)      comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;
(ix)      provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or
(x)      conform the text of this Indenture, the Securities or the Subsidiary Guarantees to any provision of the “Description of notes” Section of the Company’s Offering Memorandum dated May 8, 2013, relating to the initial offering of the Securities, to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Subsidiary Guarantees.

After a supplement or amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such supplement or amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplement or amendment under this Section 9.1.
SECTION 9.2.      With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Any past default, Default or noncompliance with the provisions of this Indenture, the Securities or the Subsidiary Guarantees (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:
(i)       reduce the principal amount of Securities whose Holders must consent to an amendment;
(ii)      reduce the rate of or extend the time for payment of interest on any Security;
(iii)      reduce the principal of or extend the Stated Maturity of any Security;
(iv)      waive a Default or Event of Default in the payment of principal of, or in the payment of, or interest or premium, if any, on the Securities issued hereunder (except a rescission of acceleration of the Securities issued hereunder by the Holders of at least a majority in aggregate principal amount of the Securities issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration):
(v)      reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with Section 3.5 or Article V, whether through an amendment or waiver of provisions in the covenants or otherwise; provided that any amendments to the definition of “Change of Control” shall not require the consent of each Holder affected;
(vi)      make any Security payable in money other than that stated in the Security;
(vii)      impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii)      make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;
(ix)      modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders; or
(x)      release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms of this Indenture.
It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Security shall not be rendered invalid by such tender.
After an amendment or supplement under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.2.
SECTION 9.3.      Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
SECTION 9.4.      Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.
SECTION 9.5.      Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Section 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).
ARTICLE X

Subsidiary Guarantee
SECTION 10.1.      Subsidiary Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.
Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Securities or the Guarantor Obligations.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
Except as set forth in Section 4.3, Section 10.2 or Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 4.3, Section 10.2 or Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such

Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.
Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.
Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.
SECTION 10.2.      Limitation on Liability; Termination, Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under any Debt Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(a)      A Subsidiary Guarantee by a Subsidiary Guarantor will be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Subsidiary Guarantee will be released and discharged, upon any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving Person in such transaction to a Person which is not the Company or a Restricted Subsidiary;

provided that all the obligations of such Subsidiary Guarantor under the ABL Facility and any other Material Debt Facility terminate upon consummation of such transaction.
(b)      A Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate, upon the legal defeasance or covenant defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.
(c)      A Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and the Subsidiary Guarantor and its obligations under this Indenture shall be released and discharged in the event that such Subsidiary Guarantor is released and discharged from its Guarantee of Indebtedness under the ABL Facility (including by reason of the termination of the ABL Facility) and all other Indebtedness of the Company and its Restricted Subsidiaries under any Material Debt Facility that resulted in the obligation of such Subsidiary Guarantor to guarantee the Securities, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to this Indenture, except a discharge or release by or as a result of payment under such Guarantee and this Indenture; provided, that any Restricted Subsidiary released from its Subsidiary Guarantee by operation of this Section 10.2(c) shall remain subject to the provision of the covenant described in Section 3.6.
(d)      A Subsidiary Guarantor shall be released from its obligations under this Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.
(e)      A Subsidiary Guarantor shall be automatically released from its Subsidiary Guarantee and its obligations under this Indenture on the first calendar day the Securities are rated Investment Grade by both Rating Agencies, provided that any Restricted Subsidiary so released by operation of this Section 10.2(e) shall remain subject to the provision of the covenant described in Section 3.6.
(f)      In the case of paragraph (a) above, such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(g)      If the Subsidiary Guarantee of any Subsidiary Guarantor is deemed to be released or is automatically released, and the Company desires the Trustee to execute an instrument evidencing such release, then the Company shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Subsidiary Guarantor, the basis for release, and that such release complies with this Indenture. At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that a Subsidiary Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Subsidiary Guarantor from its Subsidiary Guarantee complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing the release of such Subsidiary Guarantor from its Subsidiary Guarantee (it being understood that the failure to comply with this paragraph (g) shall not impair or have any effect upon any release of any Subsidiary Guarantee pursuant to the provisions of this Section 10.2).
SECTION 10.3.      Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
SECTION 10.4.      No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
SECTION 10.5.      Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.
ARTICLE XI

Miscellaneous
SECTION 11.1.      Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing. Any notice or communication shall be in writing and delivered in person, by nationally recognized courier guaranteeing next day delivery, or mailed by first-class mail addressed as follows:
if to the Company or to any Subsidiary Guarantor:

Brunswick Corporation
1 N. Field Ct., Lake Forest,
Illinois 60045-4811
Attention: William Metzger, Chief Financial Officer
Facsimile No.: (847) 735-4359

With a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago
Illinois 60603
Attention: Kevin Blatchford
Facsimile No.: (312) 853-7036

if to the Trustee:

U.S. Bank National Association
190 South LaSalle Street
10th Floor, MK-IL-SLTR
Chicago, IL 60603
Attention: Corporate Trust Services
Fax No.: (312) 332-8008

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Any notices required to be given to the Holders of Global Securities will be given to DTC in accordance with applicable DTC procedures.
SECTION 11.2.      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee:
(i)      an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.3.      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(i)      a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
SECTION 11.4.      When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 11.5.      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.6.      Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is not a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date or Special Record Date is not a Business Day, such Record Date or Special Record Date shall not be affected.
SECTION 11.7.      Governing Law; Waiver of Jury Trial. This Indenture, the Securities and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Subsidiary Guarantors and the Trustee, and each Holder of a Security irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities, the Subsidiary Guarantees or any transaction contemplated thereby.
SECTION 11.8.      No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
SECTION 11.9.      Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.10.      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 11.11.      Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.
SECTION 11.12.      Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.13.      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 11.14.      U.S.A. Patriot Act. The Company and each Subsidiary Guarantor acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BRUNSWICK CORPORATION

By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Vice President and Treasurer
ATTWOOD CORPORATION
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BOSTON WHALER, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BRUNSWICK COMMERCIAL & GOVERNMENT PRODUCTS, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BRUNSWICK FAMILY BOAT CO. INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BRUNSWICK LEISURE BOAT COMPANY, LLC
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer

[Signature Page to Indenture]

LAND ‘N’ SEA CORPORATION
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
LAND ‘N’ SEA DISTRIBUTING, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
LUND BOAT COMPANY
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
SEA RAY BOATS, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BRUNSWICK BOWLING & BILLIARDS CORPORATION
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
LEISERV, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: President

[Signature Page to Indenture

LIFE FITNESS, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Vice President and Treasurer
LIFE FITNESS INTERNATIONAL SALES, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Vice President and Treasurer
MARINE POWER INTERNATIONAL PTY. LIMITED
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
MARINE POWER INTERNATIONAL LIMITED
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Treasurer
BRUNSWICK MARINE IN EMEA, INC.
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer
BRUNSWICK INTERNATIONAL LIMITED
as Subsidiary Guarantor
By:_/s/ Randall S. Altman_____
Name: Randall S. Altman
Title: Assistant Treasurer

[Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:__/s/ Grace Gorka_________
Name: Grace Gorka
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]
[OID Legend, if applicable]
[ERISA Legend]

No. [___]    Principal Amount $[______________],
    as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto
CUSIP NO. ____________

BRUNSWICK CORPORATION
4.625% Senior Note due 2021
Brunswick Corporation, a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars, as revised by the Schedule of Increases and Decreases in the Global Security attached hereto, on May 15, 2021.
Interest Payment Dates: May 15 and November 15.
Record Dates: May 1 and November 1.
Additional provisions of this Security are set forth on the other side of this Security.
BRUNSWICK CORPORATION
By:

By:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By
Authorized Signatory                        Date:

[FORM OF REVERSE SIDE OF NOTE]
4.625% Senior Note due 2021

1.	Interest
Brunswick Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.
The Company shall pay interest semiannually on May 15 and November 15 of each year, with the first interest payment to be made on November 15, 2013. Interest on the Securities shall accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from May 13, 2013. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 2.0% per annum.
Interest shall accrue (in addition to the interest rate borne by the Securities) from and including the date on which an Event of Default under Section 6.1(a)(vii) or 6.1(a)(viii) shall occur to but excluding the date on which such Event of Default shall have been cured, at a rate per annum equal to 2.0% of the principal amount of the Securities.

2.	Method of Payment
By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 and November 1 next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar
Initially, U.S. Bank National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office in 190 South LaSalle Street, 10th Floor, MK-IL-STR, Chicago IL 60603 (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture
The Company issued the Securities under an Indenture dated as of May 13, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Securities are senior unsecured obligations of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 4.625% Senior Notes due 2021 referred to in the Indenture. The Securities include (i) $150,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 issued under the Indenture on May 13, 2013 (herein called “Initial Notes”) and (ii) if and when issued, additional 4.625% Senior Notes due 2021 of the Company that may be issued from time to time under the Indenture subsequent to May 13, 2013 (herein called “Additional Notes”), subject to the provisions of the Indenture. The Indenture, among other things, imposes certain limitations on certain Sale and Leaseback Transactions involving the Company or any Restricted Subsidiary and the incurrence of certain Liens and requirements regarding future Subsidiary Guarantors, provided, however, that the requirements regarding future Subsidiary Guarantors shall be suspended (subject to reinstatement under certain circumstances) if the Securities are rated Investment Grade by both of the Rating Agencies and no Default has occurred and is continuing under the Indenture. In addition, the Indenture imposes requirements with respect to the provision of financial information.

5.	Guarantee
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, unsecured basis pursuant to the terms of the Indenture, provided, however, that such Guarantees shall be released under certain conditions, including if the Securities are rated Investment Grade by both of the Rating Agencies or, with respect to any Guarantee, the applicable Subsidiary Guarantor under the ABL Facility or any Material Debt Facility.

6.	Redemption
(a)    Except as described below under clauses 6(b) and 6(c) hereof, the Securities shall not be redeemable at the Issuer’s option prior to May 15, 2016.

(b)    At any time prior to May 15, 2016, upon not less than 30 nor more than 60 days’ prior written notice, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date.

“Applicable Premium” means with respect to any Redemption Date, the greater of:
(1)    1.0% of the principal amount of such Security; and

(2)    the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Security on May 15, 2016 plus (ii) all required interest payments due on such Security through May 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Security, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2016; provided, however, that if the period from the Redemption Date to May 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(c)    Prior to May 15, 2016, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 104.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date); provided that (i) at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption, and (ii) the redemption occurs within 90 days after the closing of such Equity Offering.

(d)    On and after May 15, 2016, the Company may redeem the Securities, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of Securities of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date) if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2016	103.469%
2017	102.313%
2018	101.156%
2019 and thereafter	100.000%
(e)    Notice of any redemption may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

(f)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Section 5.2 through 5.8 of the Indenture.

7.	Mandatory Redemption
The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

8.	Put Provisions
Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Securities as described in paragraph 6, above, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents to the Company and the Trustee and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

10.	Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities and the Subsidiary Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities) and (ii) any Default or Event of Default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may supplement or amend the Indenture, the Securities and the Subsidiary Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article X of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture or by a Successor Guarantor of obligations under a Subsidiary Guarantee, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of the Holders in any material respect or to conform the text of the Indenture, the Securities or the Subsidiary Guarantees to the “Description of notes” section of the Offering Memorandum dated May 8, 2013 in certain cases.

14.	Defaults and Remedies
Under the Indenture, Events of Default include, without limitation: (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of the principal of or premium, if any, on the Securities at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply with certain other provisions or agreements in the Indenture and the Securities, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $50.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $50.0 million and (viii) the failure of any Subsidiary Guarantee entered into by a Subsidiary Guarantor which is a Significant Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary, to be in full force and effect (except as contemplated thereby) or any denial or disaffirmation thereof.
If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to the Trustee. Subject to certain limitations,

Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.	Trustee Dealings with the Company
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others
A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

17.	Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law
This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Brunswick Corporation
1 N. Field Ct.
Lake Forest, Illinois 60045-4811
Attention: William Metzger

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
___________________________________________________
(Print or type assignee’s name, address and zip code)
________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________        Your Signature:___________________
Signature Guarantee:______________________________
            (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐is / ☐ is not an Affiliate of the Company.
In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:
CHECK ONE BOX BELOW:

1	☐ acquired for the undersigned’s own account, without transfer; or

2	☐ transferred to the Company or any Subsidiary thereof; or

3	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

5
☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

6	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
___________________________
Signature
Signature Guarantee:

_________________________            ______________________________
(Signature must be guaranteed)            Signature

____________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:                    NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

[OPTION OF HOLDER TO ELECT PURCHASE]
If you want to elect to have this Security purchased by the Company pursuant to Section 3.5 of the Indenture, check the box:
☐
If you want to elect to have only part of this Security purchased by the Company pursuant to 3.5 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $

Date: _______________     Your Signature: _________________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: _______________________________________
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS TO GUARANTEE NOTES
This Supplemental Indenture, dated as of [_______ __], 20__ (this “Supplemental Indenture”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Brunswick Corporation (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and U.S. Bank National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 13, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 4.625% Senior Notes due 2021 of the Company (the “Securities”);
WHEREAS, Section 3.6 of the Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees or borrows under, on the Issue Date or any time thereafter, the ABL Facility or any other Material Debt Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become party to the Indenture as a Subsidiary Guarantor on the terms and conditions set forth in the Indenture.
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture to add any Guarantee, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1     Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1     Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, including Section 3.6, Article IV and Article X of the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
ARTICLE III
Miscellaneous
SECTION 3.1      Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth in the Indenture, with a copy to the Company as provided in the Indenture for notices to the Company.
SECTION 3.2      Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.3      Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4      Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.5      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
SECTION 3.6      Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
SECTION 3.7      Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[SUBSIDIARY GUARANTOR],
as a Guarantor

By:_______________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:_______________________________________
Name:
Title:

BRUNSWICK CORPORATION

By:_______________________________________
Name:
Title: